Exhibit 99.1

Alight Reports First Quarter 2024 Results

– Continuing operations BPaaS revenue increased 21% –

– Cash from operations increased by 39% to $100 million –

– $3.1 billion of total company revenue under contract for 2024 –

–Announced agreement to sell Payroll and Professional Services business for up to $1.2 billion, on track for closing mid-year 2024 –

– Announced promotion of Greg Goff to President and Jeremy Heaton to Chief Financial Officer with Katie Rooney focusing on supporting the closure of the Payroll and Professional Services divestiture –

LINCOLNSHIRE, IL – May 8, 2024 – Alight, Inc. (NYSE: ALIT), a leading cloud-based provider of integrated digital human capital and business solutions, today reported results for the first quarter ended March 31, 2024.

“It has been an exciting start to the year for Alight, with the announced agreement to sell our Payroll and Professional Services business and create a world-class partnership with H.I.G. to further accelerate our transformation,” said Chief Executive Officer Stephan Scholl. “As we eagerly await the close of the transaction, we kicked off 2024 with BPaaS revenue growth of 21% from continuing operations, and further expanded our total company revenue under contract to $3.1 billion for 2024. We are also nearing the on-time completion of our cloud migration project, which we expect will deliver improved profitability and cash generation. Taken together, we believe our strategies on both the top and bottom line are positioning Alight for delivering sustainable, profitable growth.”

Update on Planned Transaction and Presentation of Results

As announced on March 20, 2024, the Company entered into a definitive agreement to sell its Professional Services segment and its Payroll & HCM Outsourcing businesses (the “Payroll & Professional Services business”). Closing of the transaction is subject to various closing conditions, including regulatory approvals, and is expected by mid-year 2024.

Beginning with the quarter ended March 31, 2024, the Company began accounting for the assets and liabilities of the Payroll & Professional Services business as “held for sale” and its operating results as discontinued operations. As such, the financial information contained in this release is presented on a continuing operations basis, unless otherwise noted. Until closing, the Payroll & Professional Services business will continue to operate as a business of Alight; accordingly, this press release also presents total company results.

First Quarter 2024 Continuing Operations Highlights (all comparisons are relative to first quarter 2023)

•
Revenue decreased 4.6% to $559 million
•
Business Process as a Service (BPaaS) revenue grew 20.6% to $117 million, representing 20.9% of total revenue
•
Gross profit of $182 million and gross profit margin of 32.6%, compared to $187 million and 31.9% in the prior year period, respectively, and adjusted gross profit of $208 million and adjusted gross profit margin of 37.2%, compared to $211 million and 36.0%, in the prior year period, respectively
•
Net loss increased by $37 million over the prior year period to $121 million driven primarily by a $43 million increase in non-cash charges

•
Adjusted EBITDA increased by $4 million over the prior year period to $116 million
•
Diluted earnings (loss) per share of $(0.22) compared to $(0.16) in the prior year period, and adjusted diluted earnings per share of $0.10 compared to $0.09 per share in the prior year period

First Quarter 2024 Total Company Highlights (all comparisons are relative to first quarter 2023)

•
Revenue decreased 1.8% to $816 million
•
Business Process as a Service (BPaaS) revenue grew 21.6% to $208 million, representing 25.5% of total revenue
•
Gross profit of $249 million and gross profit margin of 30.5%, compared to $257 million and 30.9% in the prior year period, respectively, and adjusted gross profit of $278 million and adjusted gross profit margin of 34.1%, compared to $285 million and 34.3%, in the prior year period, respectively
•
Net loss increased by $42 million over the prior year period to $116 million driven primarily by a $43 million increase in non-cash charges
•
Adjusted EBITDA declined by $4 million to $150 million
•
Diluted earnings (loss) per share of $(0.21) compared to $(0.14) in the prior year period, and adjusted diluted earnings per share of $0.13 was consistent with the prior year period

Continuing Operations First Quarter 2024 Results

Revenue decreased 4.6% to $559 million, as compared to $586 million in the prior year period. Excluding the exited Hosted business, revenue decreased 3.0%. The decrease was driven by lower volumes, net commercial activity and project revenue within our Employer Solutions segment and the wind-down of our Hosted business operations. Recurring revenues were 93.2% of total revenue, compared to 92.7% in the prior year.

Gross profit was $182 million, or 32.6% of revenue, compared to $187 million, or 31.9% of revenue in the prior year period. The decrease in gross profit was primarily driven by lower revenue as noted above partially offset by productivity savings.

Selling, general and administrative expenses were $146 million, compared to $151 million in the prior year period. The decrease was driven by lower compensation expenses primarily related to share-based awards and lower costs incurred from our previously announced restructuring program, partially offset by professional fees related to the planned sale of our Payroll & Professional Services business.

Interest expense was $31 million as compared to $33 million in the prior year period. The decrease was primarily due to increased hedging activity at favorable market rates, the opportunistic repricing of our 2028 term loan, and higher interest income.

The Company’s loss from continuing operations before income tax benefit was $148 million compared to loss from continuing operations before income tax benefit of $107 million in the prior year period. The change was primarily due to the non-operating fair value remeasurements of financial instruments and the tax receivable agreement.

Total Company First Quarter 2024 Results

Revenue decreased 1.8% to $816 million, as compared to $831 million in the prior year period. Excluding the exited Hosted business, revenue decreased 0.6%. The decrease was driven by lower volumes, net commercial activity and project revenue, and the wind-down of our Hosted business operations. Recurring revenues were 86.4% of total revenue, compared to 85.7% in the prior year.

Gross profit was $249 million, or 30.5% of revenue, compared to $257 million, or 30.9% of revenue in the prior year period. The decrease in gross profit was primarily driven by lower revenue as noted above partially offset by productivity savings.

Selling, general and administrative expenses were $183 million, compared to $185 million in the prior year period. The decrease was driven by lower compensation expenses primarily related to share-based awards and lower costs incurred from our previously announced restructuring program, partially offset by professional fees related to the planned sale of our Payroll & Professional Services business.

Total Company Balance Sheet Highlights

As of March 31, 2024, the Company’s cash and cash equivalents balance was $286 million, total debt was $2,787 million and total debt net of cash and cash equivalents was $2,501 million. $30 million of the cash and cash equivalents are held in current assets held for sale.

Business Outlook

The Company is reaffirming its mid-term outlook. The Company expects to update its full-year 2024 financial guidance after closing the Payroll & Professional Services business transaction.

Management Update

In addition to highlighting its first quarter results, in a separate press release, the Company also announced that Jeremy Heaton, previously Operating Chief Financial Officer, will assume the role of Chief Financial Officer, effective as of May 8, 2024, from Katie Rooney, who has served in that capacity since May 2017. Ms. Rooney will continue to serve as Chief Operating Officer through the anticipated closing of the Payroll & Professional Services transaction. Additionally, Greg Goff, currently Chief Technology and Delivery Officer, will assume the role of President, effective as of May 8, 2024.

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s first quarter 2024 financial results is scheduled for today, May 8, 2024 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). Interested parties can access the live webcast and accompanying presentation materials by logging on to the Investor Relations section on the Company’s website at http://investor.alight.com. A replay of the conference call and the accompanying presentation materials will be available on the investor relations website for approximately 90 days.

About Alight Solutions

Alight is a leading cloud-based human capital technology and services provider that powers confident health, wealth and wellbeing decisions for 36 million people and dependents. Our Alight Worklife® platform combines data and analytics with a simple, seamless user experience. Supported by our global delivery capabilities, Alight Worklife is transforming the employee experience for people around the world. With personalized, data-driven health, wealth, pay and wellbeing insights, Alight brings people the security of better outcomes and peace of mind throughout life’s big moments and most important decisions. Learn how Alight unlocks growth for organizations of all sizes at alight.com.

For more information, please visit www.alight.com.

Contacts

Investors:

Jeremy Cohen

investor.relations@alight.com

Media:

Mariana Fischbach

mariana.fischbach@alight.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding the sale of our Payroll & Professional Services business, including the likelihood of the consummation of the transaction, the expected time period to consummate the transaction, and the anticipated benefits of the transaction (including the achievement of our financial objectives), statements related to our cloud migration project and its expected impact, statements related to our expected revenue under contract and statements related to the expectations regarding the performance and outlook for Alight’s business, financial results, liquidity and capital resources. In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks related to declines in economic activity in the industries, markets, and regions our clients serve, including as a result of elevated interest rates or changes in monetary and fiscal policies, competition in our industry, risks related to our ability to consummate the agreement to sell our Payroll and Professional Services business, risks related to the performance of our information technology systems and networks, risks related to our ability to maintain the security and privacy of confidential and proprietary information, risks related to actions or proposals from activist stockholders, risks related to the ability to meet the contingent payment conditions of the seller note, and risks related to changes in regulation, including developments on the use of artificial intelligence and machine learning. Additional factors that could cause Alight’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of Alight’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on February 29, 2024, as such factors may be updated from time to time in Alight's filings with the SEC, which are, or will be, accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be considered along with other factors noted in this presentation and in Alight’s filings with the SEC. Alight undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures and Other Information

This press release includes supplemental information presenting the results of our operations on a total company basis that includes the Payroll & Professional Services business. This presentation is not considered to be prepared in accordance with GAAP. However, as the Payroll & Professional Services business will continue to operate as a business of Alight until the closing of the transaction, we believe the total company results provide a meaningful basis of comparison and are useful in identifying current business trends for the periods presented.

The Company also refers to certain non-GAAP financial measures in this press release, including: Adjusted EBITDA From Continuing Operations, Adjusted EBITDA Margin From Continuing Operations, Adjusted Net

Income From Continuing Operations, Adjusted Diluted Earnings Per Share From Continuing Operations, Operating Cash Flow Conversion, Adjusted Gross Profit and Adjusted Gross Profit Margin. Please see below for additional information and for reconciliations of such non-GAAP financial measures. The presentation of non-GAAP financial measures is used to enhance our investors’ and lenders’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Adjusted EBITDA From Continuing Operations, which is defined as earnings from continuing operations before interest, taxes, depreciation and intangible amortization adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance. Adjusted EBITDA Margin From Continuing Operations is defined as Adjusted EBITDA From Continuing Operations divided by revenue. Both Adjusted EBITDA From Continuing Operations and Adjusted EBITDA Margin From Continuing Operations are non-GAAP financial measures used by management and our stakeholders to provide useful supplemental information that enables a better comparison of our performance across periods as well as to evaluate our core operating performance.

Adjusted Net Income From Continuing Operations, which is defined as net income (loss) from continuing operations adjusted for intangible amortization and the impact of certain non-cash items that we do not consider in the evaluation of ongoing operational performance, is a non-GAAP financial measure used solely for the purpose of calculating Adjusted Diluted Earnings Per Share From Continuing Operations.

Adjusted Diluted Earnings Per Share From Continuing Operations is defined as Adjusted Net Income From Continuing Operations divided by the adjusted weighted-average number of shares of Alight Inc. common stock, diluted. Adjusted Diluted Earnings Per Share From Continuing Operations is used by us and our investors to evaluate our core operating performance and to benchmark our operating performance against our competitors.

Operating Cash Flow Conversion is defined as cash provided by operating activities divided by Adjusted EBITDA. Operating Cash Flow Conversion is used by management and stakeholders to evaluate our core operating performance.

Adjusted Gross Profit is defined as revenue less cost of services adjusted for depreciation, amortization and share-based compensation, and Adjusted Gross Profit Margin is defined as Adjusted Gross Profit divided by revenue. Management uses Adjusted Gross Profit and Adjusted Gross Profit Margin as key measures in making financial, operating and planning decisions and in evaluating our performance. We believe that presenting Adjusted Gross Profit and Adjusted Gross Profit Margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison between periods.

Revenue Under Contract is an operational metric that represents management’s estimate of anticipated revenue expected to be recognized in the period referenced based on available information that includes historical client contracting practices. The metric does not reflect potential future events such as unexpected client volume fluctuations, early contract terminations or early contract renewals. Our metric may differ from similar terms used by other companies and therefore comparability may be limited.

Condensed Consolidated Statements of Income (Loss)

(Unaudited)

	Three Months Ended March 31,
(in millions, except per share amounts)	2024	2023
Revenue	$559	$586
Cost of services, exclusive of depreciation and amortization	356	382
Depreciation and amortization	21	17
Gross Profit	182	187

Operating Expenses
Selling, general and administrative	146	151
Depreciation and intangible amortization	76	76
Total Operating expenses	222	227
Operating Income (Loss) From Continuing Operations	(40)	(40)
Other (Income) Expense
(Gain) Loss from change in fair value of financial instruments	21	25
(Gain) Loss from change in fair value of tax receivable agreement	55	8
Interest expense	31	33
Other (income) expense, net	1	1
Total other (income) expense, net	108	67
Income (Loss) From Continuing Operations Before Taxes	(148)	(107)
Income tax expense (benefit)	(27)	(23)
Net Income (Loss) From Continuing Operations	(121)	(84)
Net Income (Loss) From Discontinued Operations, Net of Tax	5	10
Net Income (Loss)	(116)	(74)
Net income (loss) attributable to noncontrolling interests	(2)	(6)
Net Income (Loss) Attributable to Alight, Inc.	$(114)	$(68)

Earnings Per Share
Basic and Diluted
Continuing operations	$(0.22)	$(0.16)
Discontinued operations	$0.01	$0.02
Net Income (Loss)	$(0.21)	$(0.14)

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2024	2023
(in millions, except par values)
Assets
Current Assets
Cash and cash equivalents	$256	$324
Receivables, net	393	435
Other current assets	217	260
Fiduciary assets	250	234
Current assets held for sale	2,501	1,523
Total Current Assets	3,617	2,776
Goodwill	3,212	3,212
Intangible assets, net	3,066	3,136
Fixed assets, net	387	331
Deferred tax assets, net	86	38
Other assets	346	341
Long-term assets held for sale	—	948
Total Assets	$10,714	$10,782

Liabilities and Stockholders' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	$278	$325
Current portion of long-term debt, net	25	25
Other current liabilities	282	233
Fiduciary liabilities	250	234
Current liabilities held for sale	1,475	1,370
Total Current Liabilities	2,310	2,187
Deferred tax liabilities	32	32
Long-term debt, net	2,762	2,769
Long-term tax receivable agreement	784	733
Financial instruments	132	109
Other liabilities	166	142
Long-term liabilities held for sale	—	68
Total Liabilities	$6,186	$6,040
Commitments and Contingencies
Stockholders' Equity
Preferred stock at $0.0001 par value: 1.0 shares authorized, none issued and outstanding	$—	$—
Class A Common Stock: $0.0001 par value, 1,000.0 shares authorized; 550.0 and 510.9 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Class B Common Stock: $0.0001 par value, 20.0 shares authorized; 9.9 and 9.9 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Class V Common Stock: $0.0001 par value, 175.0 shares authorized; 1.2 and 29.0 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Class Z Common Stock: $0.0001 par value, 12.9 shares authorized; 0.6 and 3.4 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Treasury stock, at cost (6.4 and 6.4 shares at March 31, 2024 and December 31, 2023, respectively)	(52)	(52)
Additional paid-in-capital	5,113	4,946
Retained deficit	(617)	(503)
Accumulated other comprehensive income	75	71
Total Alight, Inc. Stockholders' Equity	$4,519	$4,462
Noncontrolling interest	9	280
Total Stockholders' Equity	$4,528	$4,742
Total Liabilities and Stockholders' Equity	$10,714	$10,782

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(in millions)	2024	2023
Operating activities:
Net income (loss)	$(116)	$(74)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	29	24
Intangible asset amortization	80	80
Noncash lease expense	5	6
Financing fee and premium amortization	(1)	(1)
Share-based compensation expense	28	37
(Gain) loss from change in fair value of financial instruments	21	25
(Gain) loss from change in fair value of tax receivable agreement	55	8
Release of unrecognized tax provision	—	(1)
Deferred tax expense (benefit)	(30)	(7)
Other	—	1
Changes in operating assets and liabilities:
Accounts receivable	48	40
Accounts payable and accrued liabilities	(63)	(117)
Other assets and liabilities	44	51
Cash provided by operating activities	$100	$72
Investing activities:
Capital expenditures	(36)	(45)
Cash used in investing activities	$(36)	$(45)
Financing activities:
Net increase (decrease) in fiduciary liabilities	60	(121)
Repayments to banks	(6)	(6)
Principal payments on finance lease obligations	(9)	(7)
Payments on tax receivable agreements	(62)	(7)
Tax payment for shares/units withheld in lieu of taxes	(57)	(6)
Deferred and contingent consideration payments	—	(3)
Repurchase of shares	—	(10)
Cash used in financing activities	$(74)	$(160)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(12)	(133)
Cash, cash equivalents and restricted cash at beginning of period(a)	1,759	1,759
Cash, cash equivalents and restricted cash at end of period(a)	$1,747	$1,626

(a) The cash flows related to discontinued operations have not been separated, and are included in the Consolidated Statements of Cash Flows. The Cash and cash equivalents and Restricted cash included in fiduciary assets amounts presented above differ from the Consolidated Balance Sheets due to cash and fiduciary assets included in Current assets held for sale.

Reconciliation of Net Income (Loss) From Continuing Operations to Adjusted EBITDA from Continuing Operations

(Unaudited)

	Three Months Ended March 31,
(in millions)	2024	2023
Net Income (Loss) From Continuing Operations (1)	$(121)	$(84)
Interest expense	31	33
Income tax expense (benefit)	(27)	(23)
Depreciation	26	22
Intangible amortization	71	71
EBITDA From Continuing Operations	(20)	19
Share-based compensation	28	34
Transaction and integration expenses(2)	17	2
Restructuring	15	23
(Gain) Loss from change in fair value of financial instruments	21	25
(Gain) Loss from change in fair value of tax receivable agreement	55	8
Other	—	1
Adjusted EBITDA From Continuing Operations	$116	$112
Revenue	$559	$586
Adjusted EBITDA Margin From Continuing Operations (3)	20.8%	19.1%

(1) Adjusted EBITDA excludes the impact of discontinued operations. Comparable periods have been recast to exclude these impacts.
(2) Transaction and integration expenses primarily relate to acquisition and divestiture activities.
(3) Adjusted EBITDA Margin From Continuing Operations is defined as Adjusted EBITDA from Continuing Operations as a percentage of revenue.

Reconciliation of Net Income (Loss) From Continuing Operations to Adjusted Net Income and Adjusted Diluted Earnings per Share From Continuing Operations

(Unaudited)

	Three Months Ended March 31,
	2024	2023
(in millions, except share and per share amounts)
Numerator:
Net Income (Loss) From Continuing Operations Attributable to Alight, Inc. (1)	$(119)	$(78)
Conversion of noncontrolling interest	(2)	(6)
Intangible amortization	71	71
Share-based compensation	28	34
Transaction and integration expenses (2)	17	2
Restructuring	15	23
(Gain) Loss from change in fair value of financial instruments	21	25
(Gain) Loss from change in fair value of tax receivable agreement	55	8
Other	—	1
Tax effect of adjustments (3)	(29)	(29)
Adjusted Net Income From Continuing Operations	$57	$51

Denominator:
Weighted average shares outstanding - basic	540,780,315	476,145,761
Dilutive effect of the exchange of noncontrolling interest units	1,189,156	—
Weighted average shares outstanding - diluted	541,969,471	476,145,761
Exchange of noncontrolling interest units(4)	4,471,277	57,966,505
Impact of unvested RSUs(5)	10,158,541	10,412,840
Adjusted shares of Class A Common Stock outstanding - diluted(6)(7)	556,599,289	544,525,106

Basic (Net Loss) Earnings Per Share From Continuing Operations	$(0.22)	$(0.16)
Diluted (Net Loss) Earnings Per Share From Continuing Operations	$(0.22)	$(0.16)
Adjusted Diluted Earnings Per Share From Continuing Operations	$0.10	$0.09

(1) Adjusted EBITDA excludes the impact of discontinued operations. Comparable periods have been recast to exclude these impacts.

(2) Transaction and integration expenses primarily relate to acquisition and divestiture activities.

(3) Income tax effects have been calculated based on the statutory tax rates for both U.S. and foreign jurisdictions based on the Company's mix of income and adjusted for significant changes in fair value measurement.

(4) Assumes the full exchange of the units held by noncontrolling interests for shares of Class A Common Stock of Alight, Inc. pursuant to the exchange agreement.

(5) Includes non-vested time-based restricted stock units that were determined to be antidilutive for U.S. GAAP diluted earnings per share purposes.

(6) Excludes two tranches of contingently issuable seller earnout shares: (i) 7.5 million shares will be issued if the Company's Class A Common Stock's volume-weighted average price ("VWAP") is >$12.50 for any 20 trading days within a consecutive period of 30 trading days; (ii) 7.5 million shares will be issued if the Company's Class A Common Stock VWAP is >$15.00 for any 20 trading days within a consecutive period of 30 trading days. Both tranches have a seven-year duration.

(7) Excludes approximately 14.4 million and 31.0 million performance-based units, which represents the gross number of shares expected to vest based on achievement of performance conditions as of March 31, 2024 and 2023, respectively.

Reconciliation of Segment Profit to Income (Loss) From Continuing Operations Before Taxes

(Unaudited)

	Segment Profit
	Three Months Ended March 31,
(in millions)	2024	2023
Employer Solutions	$182	$187
Other	-	-
Total Gross Profit	182	187
Selling, general and administrative	146	151
Depreciation and intangible amortization	76	76
Operating Income (Loss) From Continuing Operations	(40)	(40)
(Gain) Loss from change in fair value of financial instruments	21	25
(Gain) Loss from change in fair value of tax receivable agreement	55	8
Interest expense	31	33
Other (income) expense, net	1	1
Income (Loss) From Continuing Operations Before Taxes	$(148)	$(107)

Gross Profit to Adjusted Gross Profit Reconciliation by Segment

(Unaudited)

	Three Months Ended March 31, 2024
($ in millions)	Employer Solutions	Other	Total
Gross Profit	$182	$-	$182
Add: stock-based compensation	5	-	5
Add: depreciation and amortization	21	-	21
Adjusted Gross Profit	$208	$-	$208
Gross Profit Margin	32.6%	0.0%	32.6%
Adjusted Gross Profit Margin	37.2%	0.0%	37.2%

	Three Months Ended March 31, 2023
($ in millions)	Employer Solutions	Other	Total
Gross Profit	$187	$-	$187
Add: stock-based compensation	7	-	7
Add: depreciation and amortization	16	1	17
Adjusted Gross Profit	$210	$1	$211
Gross Profit Margin	32.5%	0.0%	31.9%
Adjusted Gross Profit Margin	36.5%	10.0%	36.0%

Other Select Financial Data

(Unaudited)

($ in millions)	Three Months Ended March 31,
Segment Revenues	2024	2023
Employer Solutions:
Recurring	$521	$533
Project	38	43
Total Employer Solutions	559	576
Other (1)	-	10
Total revenue	$559	$586

Segment Gross Profit
Employer Solutions	$182	$187
Other (1)	-	-
Total gross profit	$182	$187

Segment Gross Margin
Employer Solutions	32.6%	32.5%
Other (1)	0.0%	0.0%
Total gross margin	32.6%	31.9%

Segment Adjusted Gross Profit
Employer Solutions	$208	$210
Other (1)	-	1
Total adjusted gross profit	$208	$211

Segment Adjusted Gross Margin Percent
Employer Solutions	37.2%	36.5%
Other (1)	0.0%	10.0%
Total adjusted gross margin percent	37.2%	36.0%

Adjusted EBITDA From Continuing Operations	$116	$112

Cash provided by operating activities	$100	$72

Other Key Statistics
Recurring revenue, Ex. Other	$521	$533
BPaaS revenue	$117	$97
BPaaS revenue as % of total revenue	20.9%	16.6%

(1) Other primarily attributable to the former Hosted Segment.

Supplemental Financial Information

(Continuing Operations and Discontinued Operations)

Alight, Inc. Condensed Consolidated Statements of Income (Loss)

(Unaudited)

	Three Months Ended March 31
(in millions, except per share amounts)	2024	2023
Revenue	$816	$831
Cost of services, exclusive of depreciation and amortization	543	555
Depreciation and amortization	24	19
Gross Profit	249	257

Operating Expenses
Selling, general and administrative	183	185
Depreciation and intangible amortization	85	85
Total operating expenses	268	270
Operating Income (Loss)	(19)	(13)
Other (Income) Expense
(Gain) Loss from change in fair value of financial instruments	21	25
(Gain) Loss from change in fair value of tax receivable agreement	55	8
Interest expense	31	33
Other (income) expense, net	2	3
Total other (income) expense, net	109	69
Income (Loss) Before Income Tax	(128)	(82)
Income tax expense (benefit)	(12)	(8)
Net Income (Loss)	(116)	(74)
Net loss attributable to noncontrolling interests	(2)	(6)
Net (Loss) Income Attributable to Alight, Inc.	$(114)	$(68)

Earnings Per Share
Basic (net loss) earnings per share	$(0.21)	$(0.14)
Diluted (net loss) earnings per share	$(0.21)	$(0.14)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited)

	Consolidated	Discontinued	Continuing	Consolidated	Discontinued	Continuing
	Alight	Operations	Operations	Alight	Operations	Operations
	Q1	Q1	Q1	Q1	Q1	Q1
(in millions)	2024	2024	2024	2023	2023	2023
Net Income (Loss)	$(116)	$5	$(121)	$(74)	$10	$(84)
Interest expense	31	-	31	33	-	33
Income tax expense (benefit)	(12)	15	(27)	(8)	15	(23)
Depreciation	29	3	26	24	2	22
Intangible amortization	80	9	71	80	9	71
EBITDA	$12	$32	$(20)	$55	$36	$19
Share-based compensation	28	-	28	37	3	34
Transaction and integration expenses(1)	17	-	17	2	-	2
Restructuring	17	2	15	26	3	23
(Gain) Loss from change in fair value of financial instruments	21	-	21	25	-	25
(Gain) Loss from change in fair value of tax receivable agreement	55	-	55	8	-	8
Other	-	-	-	1	-	1
Adjusted EBITDA	$150	$34	$116	$154	$42	$112
Revenue	$816	$257	$559	$831	$245	$586
Adjusted EBITDA Margin (2)	18.4%	13.2%	20.8%	18.5%	17.1%	19.1%

(1) Transaction and integration expenses primarily relate to acquisition and divestiture activities.

(2) Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue.

Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Diluted Earnings per Share (Unaudited)

	Consolidated	Discontinued	Continuing	Consolidated	Discontinued	Continuing
	Alight	Operations	Operations	Alight	Operations	Operations
	Q1	Q1	Q1	Q1	Q1	Q1
	2024	2024	2024	2023	2023	2023
(in millions, except share and per share amounts)
Numerator:
Net (Loss) Income Attributable to Alight, Inc.	$(114)	$5	$(119)	$(68)	$10	$(78)
Conversion of noncontrolling interest	(2)	-	(2)	(6)	-	(6)
Intangible amortization	80	9	71	80	9	71
Share-based compensation	28	-	28	37	3	34
Transaction and integration expenses (1)	17	-	17	2	-	2
Restructuring	17	2	15	26	3	23
(Gain) Loss from change in fair value of financial instruments	21	-	21	25	-	25
(Gain) Loss from change in fair value of tax receivable agreement	55	-	55	8	-	8
Other	-	-	-	1	-	1
Tax effect of adjustments(2)	(32)	(3)	(29)	(33)	(4)	(29)
Adjusted Net Income	$70	$13	$57	$72	$21	$51

Denominator:
Weighted average shares outstanding - basic	540,780,315			476,145,761
Dilutive effect of the exchange of noncontrolling interest units	1,189,156			—
Weighted average shares outstanding - diluted	541,969,471			476,145,761
Exchange of noncontrolling interest units(3)	4,471,277			57,966,505
Impact of unvested RSUs(4)	10,158,541			10,412,840
Adjusted shares of Class A Common Stock outstanding - diluted(5)(6)	556,599,289			544,525,106

Basic (Net Loss) Earnings Per Share	$(0.21)	$0.01	$(0.22)	$(0.14)	$0.02	$(0.16)
Diluted (Net Loss) Earnings Per Share	$(0.21)	$0.01	$(0.22)	$(0.14)	$0.02	$(0.16)
Adjusted Diluted Earnings Per Share	$0.13	$0.03	$0.10	$0.13	$0.04	$0.09

(1) Transaction and integration expenses primarily relate to acquisition and divestiture activities.

(2) Income tax effects have been calculated based on the statutory tax rates for both U.S. and foreign jurisdictions based on the Company's mix of income and adjusted for significant changes in fair value measurement.

(3) Assumes the full exchange of the units held by noncontrolling interests for shares of Class A Common Stock of Alight, Inc. pursuant to the exchange agreement.

(4) Includes non-vested time-based restricted stock units that were determined to be antidilutive for U.S. GAAP diluted earnings per share purposes.

(5) Excludes two tranches of contingently issuable seller earnout shares: (i) 7.5 million shares will be issued if the Company's Class A Common Stock's volume-weighted average price ("VWAP") is >$12.50 for any 20 trading days within a consecutive period of 30 trading days; (ii) 7.5 million shares will be issued if the Company's Class A Common Stock VWAP is >$15.00 for any 20 trading days within a consecutive period of 30 trading days. Both tranches have a seven-year duration.

(6) Excludes approximately 14.4 million and 31.0 million performance-based units, which represents the gross number of shares expected to vest based on achievement of performance conditions as of March 31, 2024 and 2023, respectively.

Gross Profit to Adjusted Gross Profit Reconciliation

(Unaudited)

($ in millions)	Three Months Ended March 31, 2024
Gross Profit	$249
Add: stock-based compensation	5
Add: depreciation and amortization	24
Adjusted Gross Profit	$278
Gross Profit Margin	30.5%
Adjusted Gross Profit Margin	34.1%

($ in millions)	Three Months Ended March 31, 2023
Gross Profit	$257
Add: stock-based compensation	9
Add: depreciation and amortization	19
Adjusted Gross Profit	$285
Gross Profit Margin	30.9%
Adjusted Gross Profit Margin	34.3%

Total Company Revenue Disaggregation

(Unaudited)

	Three Months Ended March 31,
($ in millions)	2024	2023
Employer Solutions:
Recurring	$521	$533
Project	38	43
Total Employer Solutions	559	576
Revenue from Discontinued Operations	257	245
Total Revenue, excluding Hosted	816	821
Other (1)	-	10
Total Alight Revenue	$816	$831

(1) Other primarily attributable to the formed Hosted segment.